Back to Form 8-K

Exhibit 99.1

Investor Relations:	Media Relations:
Jeffrey Potter	John Aberg
Vice President, Corporate Development	Vice President, Corporate Communications
813-290-6313	813-865-5045
jeff.potter@wellcare.com	john.aberg@wellcare.com

WELLCARE ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2006 RESULTS

$1.2 BILLION IN QUARTERLY REVENUES; $1.38 DILUTED EARNINGS PER SHARE

•	Fourth quarter revenues grew 129% to $1.2 billion year over year
•	Fourth quarter net income grew 425.5% year over year
•	Membership grew to 2,258,000; 164% growth year over year
•	PDP membership grew to 923,000 members
•	Georgia membership grew to 477,000 members
•	Medicare Advantage membership grew over 30% year over year

Tampa, Florida (February 13, 2007)— WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income for the fourth quarter of 2006 increased 425.5% to $57.0 million, or $1.38 per diluted share, based on 41.2 million weighted average shares outstanding, compared with net income of $10.8 million, or $0.27 per diluted share, based on 39.7 million weighted average shares outstanding for the same period last year. Fourth quarter 2006 revenues increased 129.0% to $1.2 billion compared with $511.5 million for the fourth quarter of 2005.

“2006 was a transformative year for WellCare,” said Todd S. Farha, Chairman and Chief Executive Officer. “We added over 1.4 million members and doubled our revenue without losing focus on delivering high service levels to our providers and members. We look forward to building on our strong 2006 results in 2007 and in future years.”

Results of Operations for the Fourth Quarter
Total Revenues: Total revenues in the fourth quarter of 2006 increased 129.0% to $1.2 billion compared with $511.5 million for the same period last year. Fourth quarter 2006 revenue increases were principally attributable to the Company’s strong growth in membership, primarily due to the addition of the Company’s PDP products and the launch of its Georgia Medicaid health plan.

Medical Benefits Expense: Medical benefits expense for the fourth quarter of 2006 was $905.2 million, representing 78.4% of premium revenues, compared with $405.3 million, representing 80.2% of premium revenues, for the same period last year.

Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense for the fourth quarter of 2006 was $166.0 million, representing 14.2% of total revenues, compared with $82.5 million, or 16.1% of total revenues, for the same period last year, which included costs to prepare for the launch of PDP and Georgia.

Net Income: Net income for the fourth quarter of 2006 was $57.0 million, or $1.38 per diluted share, based on 41.2 million weighted average shares outstanding, compared with net income of $10.8 million, or $0.27 per diluted share, based on 39.7 million weighted average shares outstanding, for the same period last year.

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

Results of Operations for the Year
Total Revenues: Total revenues for the year ended December 31, 2006 increased $1.9 billion, or 100.2%, to $3.8 billion, compared with $1.9 billion for the same period last year. 2006 revenue increases were principally attributable to the Company’s membership growth, including the launch of PDP and Georgia, and mix of members between product lines.

Medical Benefits Expense: Medical benefits expense for the year ended December 31, 2006 was $3.0 billion, representing 81.1% of premium revenues, compared with $1.5 billion, representing 81.2% of premium revenues for the same period last year.

Selling, General and Administrative Expense: SG&A expense was $492.8 million for the year ended December 31, 2006, representing 13.1% of total revenues, compared with $259.5 million, or 13.8% of total revenues, for the same period last year.

Net Income: Net income for the year ended December 31, 2006 was $139.2 million, or $3.43 per diluted share, based on 40.6 million weighted average shares outstanding, compared with net income of $51.9 million, or $1.32 per diluted share, based on 39.3 million weighted average shares outstanding, for the same period last year.

Balance Sheet and Cash Flow Highlights
As of December 31, 2006, the Company had cash and cash equivalents of $964.5 million as well as investments classified as current assets of $126.4 million, for a total of $1.1 billion in cash and short-term investments. For the quarter ended December 31, 2006, the Company’s net cash provided by operations was $178.4 million on a GAAP basis, which does not include adjustments for the timing of receipt of payments from the Company’s government partners. On an adjusted basis, excluding the cash used by the change in unearned premiums of $13.2 million, the cash used in the change in other receivables/payables from government partners of $145.3 million and the cash provided by the change in premiums receivable of $49.6 million, net cash provided by operations was $69.5 million, or 1.2 times net income, for the quarter ended December 31, 2006. Days in claims payable was 47 at the end of the fourth quarter of 2006 compared with 56 at the end of the third quarter of 2006 and 55 at the end of the fourth quarter of 2005. This decrease is primarily attributable to settlement of CMS reconciliation issues. The Company previously reserved for these settlement issues.

Membership and Other Operating Statistics

Total State Membership (excluding PDP)	Dec. 31, 2006	Dec. 31, 2005
Florida	525,000	545,000
Georgia	477,000	-
New York	117,000	95,000
Illinois	98,000	92,000
Indiana	70,000	85,000
Connecticut	39,000	37,000
Missouri	4,000	-
Louisiana	3,000	1,000
Ohio	2,000	-
Total State Membership (excluding PDP)	1,335,000	855,000

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

Total Membership (including PDP)	Dec. 31, 2006	Dec. 31, 2005
Medicaid Membership
TANF	1,069,000	621,000
SCHIP	95,000	82,000
SSI	51,000	58,000
FHP	30,000	25,000
Total Medicaid Membership	1,245,000	786,000

Medicare Membership
Medicare Advantage	90,000	69,000
PDP	923,000	-
Total Medicare Membership	1,013,000	69,000
Total Membership (including PDP)	2,258,000	855,000

	Three Months Ended Dec. 31,
	2006	2005
Medical Benefits Ratio	78.4%	80.2%
SG&A Expense Ratio	14.2%	16.1%

	Dec. 31, 2006	Sept. 30, 2006	Dec. 31, 2005
Days in Claims Payable	47	56	55

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

Growth Initiatives
Medicare Prescription Drug Plans. In January 2006, the Company commenced offering its national stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions established by the Centers for Medicare & Medicaid Services (CMS). As of December 31, 2006, the Company had approximately 923,000 PDP members.

Georgia Expansion. The Company launched new Medicaid health plans in Georgia in June 2006 in the Atlanta and Central regions. In September and October 2006, the four remaining Georgia regions transitioned to managed care. The Company was the only health plan selected to provide Medicaid services on a statewide basis in Georgia. As of December 31, 2006, the Company had approximately 476,000 Georgia Medicaid members.

Private Fee-For-Service (PFFS) Plans. In January 2007, the Company began offering PFFS plans in over 739 counties in 39 states and Washington, D.C. Current membership in the Company’s PFFS plans is approximately 18,000.

Ohio Expansion. In the fourth quarter of 2006, the Company began participation in the Ohio northeast region managed care expansion of the Covered Families and Children and the aged, blind and disabled population programs. Current membership in the Company’s Ohio plans is approximately 26,000.

Guidance. The Company is increasing its previously issued full-year 2007 guidance with new expectations of revenues of $4.95 billion and earnings per diluted share of $4.10 to $4.20, based on 41.8 million weighted average shares outstanding.  In addition, the Company is raising its previously issued first quarter guidance to:

▪	Revenues of $1.2 billion; and
▪	Earnings per diluted share of $0.53, based on 41.4 million weighted average shares outstanding.

Conference Call
The live broadcast of WellCare’s fourth quarter and full-year 2006 conference call will begin at 8:30 a.m. Eastern time on February 14, 2007. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

Supplemental Information
The Company reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums, premiums receivable and other receivables from government partners is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving over 2,258,000 members nationwide. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia, Missouri and Ohio; the Company’s lack of prior operating history in its Medicare PDP and PFFS plans and potential inability to accurately predict the number of members in these plans; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP and PFFS offerings, including the benefit structures and the relative lack of awareness of these programs among health care providers, pharmacists and patient advocates; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; risks associated with the volatility of the Company’s common stock; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2005 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission in February 2006, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues:
Premium	$1,154,134	$505,541	$3,713,045	$1,862,497
Investment and other income	17,036	5,986	49,881	17,042
Total revenues	1,171,170	511,527	3,762,926	1,879,539

Expenses:
Medical benefits	905,236	405,268	3,012,163	1,512,109
Selling, general and administrative	166,042	82,476	492,808	259,491
Depreciation and amortization	4,429	2,828	17,170	9,204
Interest	3,405	3,161	14,087	13,562
Total expenses	1,079,112	493,733	3,536,228	1,794,366

Income before income taxes	92,058	17,794	226,698	85,173
Income tax expense	35,096	6,955	87,511	33,245
Net income	$56,962	$10,839	$139,187	$51,928

Net income per share:
Basic	$1.43	$0.28	$3.54	$1.38
Diluted	$1.38	$0.27	$3.43	$1.32

Weighted average
common shares outstanding:
Basic	39,874,802	38,172,945	39,335,313	37,714,286
Diluted	41,208,639	39,746,587	40,621,471	39,293,344

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$964,542	$421,766
Investments	126,422	94,160
Premiums, net	102,465	47,567
Other receivables from government partners	40,902	-
Prepaid expenses and other current assets	87,507	19,036
Income taxes receivable	-	11,575
Deferred income taxes	16,576	11,353
Total current assets	1,338,414	605,457
Property , equipment, and capitalized software, net	62,005	37,057
Goodwill	189,470	185,779
Other intangibles, net	18,855	21,668
Restricted investment assets	53,382	37,308
Other assets	1,839	220
Total Assets	$1,663,965	$887,489

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$465,581	$241,375
Unearned premiums	23,806	12,606
Accounts payable	8,015	4,867
Other accrued expenses	172,043	52,976
Other payables to government partners	104,076	-
Taxes payable	13,181	-
Deferred income taxes	1,735	1,260
Note payable to related party	-	25,000
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	113,652	-
Other current liabilities	418	358
Total current liabilities	904,107	340,042
Long-term debt	154,021	155,461
Deferred income taxes	34,666	16,577
Other liabilities	8,116	5,285
Commitments and contingencies	-	-
Total liabilities	1,100,910	517,365
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	-	-
Common stock, $0.01 par value (100,000,000 authorized, 40,900,134 and 39,428,032 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively)	409	394
Paid-in capital	294,443	240,337
Retained earnings	268,559	129,372
Accumulated other comprehensive income	(356)	21
Total stockholders’ equity	563,055	370,124
Total Liabilities and Stockholders’ Equity	$1,663,965	$887,489

WCG Announces Fourth Quarter and Full Year 2006 Results

February 13, 2007

WELLCARE HEALTH PLANS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2006	2005
Cash from operating activities:
Net income	$139,187	$51,928
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	17,170	9,204
Gain on extinguishment of debt	(1,000)	-
Realized gain on investments	(377)	-
Loss (gain) on disposal of fixed assets	1,658	42
Equity-based compensation expense	23,848	5,959
Accreted interest	160	160
Incremental tax benefit received for option exercises	(3,649)	-
Deferred taxes, net	13,341	7,028
Provision for doubtful receivables	17,429	1,635
Changes in operating accounts:
Premiums receivable	(74,592)	2,885
Other receivables from government partners	(40,902)	-
Prepaid expenses and other, net	(66,206)	(11,720)
Medical benefits payable	224,206	50,780
Unearned premiums	11,200	(50,843)
Accounts payable and accrued expenses	121,077	22,425
Other payables to government partners	104,076	-
Taxes receivable, net	24,756	(9,960)
Other, net	1,272	1,924
Net cash provided by operating activities	512,654	81,447
Cash from investing activities:
Purchase of business, net of cash acquired	(7,976)	(5,931)
Proceeds from sale and maturities of investments	113,536	208,457
Purchases of investments	(145,798)	(227,078)
Purchases and dispositions of restricted investments, net	(16,074)	(5,835)
Additions to property, equipment, and capitalized software, net	(35,540)	(28,943)
Net cash used in investing activities	(91,852)	(59,330)
Cash from financing activities:
Proceeds from common stock issuance, net	21,995	-
Proceeds from option exercise	9,000	3,850
Purchase of treasury stock	(722)	(228)
Incremental tax benefit received for option exercises	3,649	-
Repayments on debt	(25,600)	(1,600)
Funds received for the benefit of members, net of disbursements	113,652	-
Net cash provided by financing activities	121,974	2,022
Cash and cash equivalents:
Increase during the period	542,776	24,139
Balance at beginning of period	421,766	397,627
Balance at end of period	$964,542	$421,766
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$50,266	$33,150
Cash paid for interest	$13,539	$12,983

-END-